EXHIBIT 10.5

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (“Agreement”), dated as of December 2, 2015 is made by Graham Corporation, a Delaware corporation (the “Borrower”), and the undersigned subsidiaries of the Borrower (each, a “Grantor” and collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent and the other parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement the Grantors have executed and delivered a Pledge and Security Agreement dated as of December 2, 2015 in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantors pledged and granted to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all Intellectual Property, including the Patents; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to enter into the Credit Agreement, each Grantor agrees, for the benefit of the Administrative Agent and the Lenders, as follows:

SECTION 1.     Definitions.   Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Security Agreement.

SECTION 2.     Grant of Security Interest.   Each Grantor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, (i) all of such Grantor’s Patents and any licenses thereof, including without limitation those referred to on Schedule A hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof (collectively, the “Patent Collateral”), and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit, to the Administrative Agent for the benefit of the Secured Parties to secure payment, performance and observance of the Obligations.

SECTION 3.     Purpose.    This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.     Authorization to Supplement.   If any Grantor shall obtain rights to any new Patents, the provisions of this Patent Security Agreement shall automatically apply thereto. Such Grantor shall give notice in writing to Administrative Agent in accordance with the terms of the Security Agreement with respect to any such new Patents or renewal or extension of any Patent registration. Without limiting such Grantor’s obligations under this Section, such Grantor hereby authorizes the Administrative Agent unilaterally to modify this Patent Security Agreement by amending Schedule A to include any such new Patent rights of such Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule A shall in any way affect, invalidate or detract from the Administrative Agent’s continuing security interest in all Patent Collateral, whether or not listed on Schedule A.

SECTION 5.     Applicable Law.   THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 7 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

SECTION 6.     Acknowledgment.   Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 7.     Counterparts.     This Agreement may be executed in any number of counterparts and delivered via facsimile or other electronic format, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

GRANTORS:

GRAHAM CORPORATION, a Delaware corporation

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: Chief Financial Officer

ENERGY STEEL & SUPPLY CO., a Michigan corporation

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders

By: /s/ Philip M. Hendrix
Name:	Philip M. Hendrix
Title:	Vice President and Authorized Officer

SCHEDULE A

U.S. Patent Registrations and Applications

PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date
Graham Corporation	Instantaneous Water Heater	7140378	11-28-2006
Graham Corporation	Apparatus For Removing Ammonia And Carbon Dioxide Gases From A Steam	5772709	06-30-1998

PATENT APPLICATIONS

None.